CERTIFICATE OF FORMATION

                                       OF

                             MEMBERWORKS CANADA LLC





1. The name of the limited liability company is



                             MEMBERWORKS CANADA LLC




2. The address of its registered office in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is United Corporate Services, Inc.






     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MEMBERWORKS CANADA LLC this twenty-sixth day of April, 1999.




                                               /s/ STEVEN H. LEVENHERZ
                                               --------------------------------
                                                 Steven H. Levenherz, Organizer



                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/27/1999
                                                          991164912 - 3035166